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                                  EXHIBIT 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 5, 2000 on the combined financial statements of Arlington International Racecourse, Inc. and Subsidiaries and Arlington Management Services, Inc. and Subsidiary (together referred to as Arlington International), included in Churchill Downs Incorporated's Proxy Statement for the Special Meeting of Shareholders dated July 14, 2000.


                                                  /s/ Arthur Andersen LLP

Chicago, Illinois
August 8, 2000